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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 26, 1999, except for Note 13, of which the first three paragraphs are as of October 11, 1999, relating to the consolidated financial statements and financial statement schedule of VIA NET.WORKS INC., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
McLean, Virginia
February 3, 2000